UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011 (May 20, 2011)

LOJACK CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-251-4700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of LoJack Corporation (the “Company”), originally filed with the Securities and Exchange Commission on May 25, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future shareholder non-binding advisory votes on the executive compensation of the Company (each, a “say-on-pay vote”). No other changes have been made to the Initial Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Meeting”), and as previously disclosed, on the advisory vote on the frequency of future say-on-pay votes, a majority of the votes cast at the Meeting were voted for an annual say-on-pay vote. In the related proxy statement, the Company stated that the Board would consider the outcome of this shareholder vote when making its determination regarding how frequently the advisory vote regarding executive compensation will be held in the future. In light of the shareholder vote, the Company’s Board of Directors determined at its meeting on July 19, 2011, that the Company will hold a say-on-pay vote on an annual basis until the next required advisory vote on the frequency of shareholder votes occurs or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Kathleen P. Lundy
Kathleen P. Lundy
Senior Vice President and General Counsel

Date: July 22, 2011